Exhibit 4.1

EXECUTION VERSION

THIRD SUPPLEMENTAL INDENTURE

between

THE J. M. SMUCKER COMPANY,

as Issuer

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

Dated as of March 9, 2020

Supplemental to Indenture for Senior Debt Securities

Dated as of March 20, 2015

$500,000,000 2.375% Notes due 2030

$300,000,000 3.550% Notes due 2050

TABLE OF CONTENTS

		PAGE

ARTICLE 1
SCOPE OF SUPPLEMENTAL INDENTURE; GENERAL

Section 1.01.	Scope of Supplemental Indenture; General	1
Section 1.02.	Terms of Notes	1

ARTICLE 2
CERTAIN DEFINITIONS

Section 2.01.	Certain Definitions	3
Section 2.02.	Rules of Construction	5

ARTICLE 3
COVENANTS

Section 3.01.	Change of Control Triggering Event	5
Section 3.02.	Applicability of Covenants Contained in the Base Indenture	6

ARTICLE 4
THE NOTES

Section 4.01.	Form and Dating	6
Section 4.02.	Transfer and Exchange	7
Section 4.03.	Definitive Notes	9

ARTICLE 5
REDEMPTION

Section 5.01.	Optional Redemption	9
Section 5.02.	Applicability of Sections of the Base Indenture	10

ARTICLE 6
DEFEASANCE

Section 6.01.	Defeasance	10

ARTICLE 7
MODIFICATION AND WAIVER

Section 7.01.	Change of Control Triggering Event	10

ARTICLE 8
MISCELLANEOUS

Section 8.01.	Ratification of Base Indenture	10
Section 8.02.	Trustee Not Responsible for Recitals	10
Section 8.03.	New York Law to Govern	10
Section 8.04.	Counterparts	10
Section 8.05.	Effect of Headings	10

EXHIBIT A-1.	Form of 2030 Note
EXHIBIT A-2.	Form of 2050 Note

i

This THIRD SUPPLEMENTAL INDENTURE, dated as of March 9, 2020 (this “Third Supplemental Indenture”), by and between THE J. M. SMUCKER COMPANY, an Ohio corporation (the “Company”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (as defined in the Indenture, the “Trustee”), to the Indenture, dated as of March 20, 2015 (the “Base Indenture” and, as supplemented by this Third Supplemental Indenture, the “Indenture”), by and between the Company and the Trustee.

RECITALS:

WHEREAS, the Company has duly authorized the execution and delivery of the Base Indenture to provide for the issuance from time to time of the Company’s unsecured debentures, notes, or other evidences of indebtedness (as defined in the Indenture, the “Securities”), to be issued in one or more series;

WHEREAS, Section 9.01 of the Base Indenture permits the Company and the Trustee to enter into indentures supplemental to the Base Indenture to establish the form and terms of any series of Securities as provided by Section 3.01 of the Base Indenture;

WHEREAS, the Company desires and has requested the Trustee to join it in the execution and delivery of this Third Supplemental Indenture in order to establish and provide for the issuance by the Company of each of the following new series of Securities: 2.375% Notes due 2030 (the “2030 Notes”) and 3.550% Notes due 2050 (the “2050 Notes” and together with the 2030 Notes, the “Notes”), on the terms set forth herein;

WHEREAS, the Company now wishes to issue Notes in an initial aggregate principal amount of $800,000,000;

WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this Third Supplemental Indenture have been complied with; and

WHEREAS, all things necessary to make this Third Supplemental Indenture a valid agreement of the Company and the Trustee, in accordance with its terms, and a valid supplement to the Base Indenture have been done;

NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

In consideration of the purchase and acceptance of the Notes by the Holders thereof, the Company mutually covenants and agrees with the Trustee, for the equal and ratable benefit of the Holders of the Notes, as follows:

ARTICLE 1

SCOPE OF SUPPLEMENTAL INDENTURE; GENERAL

Section 1.01.    Scope of Supplemental Indenture; General. This Third Supplemental Indenture supplements and, to the extent inconsistent therewith, replaces the provisions of the Base Indenture, to which provisions reference is hereby made.

The changes, modifications and supplements to the Base Indenture effected by this Third Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes (which shall be initially in the aggregate principal amount set forth below) and shall not apply to any other Securities that have been or may be issued under the Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. Pursuant to this Third Supplemental Indenture, there is hereby created and designated the following series of Securities under the Indenture: the “2.375% Notes due 2030” and the “3.550% Notes due 2050”. The Notes shall be in the form of Exhibit A-1 and A-2 hereto, as applicable, the terms of which are incorporated herein by reference.

The CUSIP and ISIN numbers for each series of Notes are as set forth below:

2030 Notes	CUSIP: 832696 AS7	ISIN: US832696AS78
2050 Notes	CUSIP: 832696 AT5	ISIN: US832696AT51

Section 1.02.    Terms of Notes. The information applicable to the Notes required pursuant to Section 3.01 of the Base Indenture is as follows:

(1)	the title of the Notes shall be (i) a series of Securities designated the “2.375% Notes due 2030” and (ii) a series of Securities designated the “3.550% Notes due 2050”;

(2)

the 2.375% Notes due 2030 will be initially issued in an aggregate principal amount of $500,000,000 and the 3.550% Notes due 2050 will be initially issued in an aggregate principal amount of $300,000,000. The aggregate principal amount of the Notes of each series is not limited hereby;

(3)	the issue date of the Notes shall be March 9, 2020;

(4)	the 2030 Notes will mature on March 15, 2030 and the 2050 Notes will mature on March 15, 2050;

(5)	principal and interest of the Notes are payable at the office or agency of the Trustee maintained for that purpose in St. Paul, Minnesota;

(6)	the 2030 Notes will be issued at an issuance price of 99.876% and the 2050 Notes will be issued at an issuance price of 99.615%;

(7)	the 2030 Notes will bear interest at a rate of 2.375% per annum and the 2050 Notes will bear interest at a rate 3.550% per annum;

(8)	the date from which interest shall accrue and the Interest Payment Dates on which interest shall be payable will be as set forth in the form of Note attached hereto;

(9)	not applicable;

(10)	the Notes will be redeemable in whole or in part, at the Company’s option at any time and from time to time at the Redemption Prices and on the terms set forth in Article 5 below;

(11)	not applicable;

(12)	the Notes are to be issued initially in global form and deposited with or on behalf of the Depository;

(13)	the Notes will be issuable in minimum denomination of $2,000 and integral multiples of $1,000 in excess thereof;

(14)	not applicable;

(15)	interest on the Notes will be computed and paid on the basis of a 360-day year of twelve 30-day months;

(16)	the form and terms of the certificates, documents, and/or conditions relating to the issuance of the Securities in definitive form are as set forth in Article 4 of this Third Supplemental Indenture;

(17)	not applicable;

(18)	not applicable;

(19)	not applicable;

(20)	not applicable;

(21)	not applicable;

(22)	not applicable;

(23)	the depository for the Notes is the Depository and U.S. Bank National Association shall initially serve as the trustee, paying agent, registrar and custodian with respect to the Notes;

(24)	not applicable;

(25)	the Events of Default set forth in Article 5 of the Base Indenture shall apply to the Notes;

(26)	the covenants set forth in Article 3 below and Article 10 of the Base Indenture shall apply to the Notes;

(27)

the provisions of the Indenture relating to discharge and defeasance shall apply to the Notes, and the covenants subject to Covenant Defeasance shall include all covenants set forth in the Indenture as modified by this Third Supplemental Indenture, except as noted in Section 4.03 of the Base Indenture; and

(28)	the provisions of this Third Supplemental Indenture.

ARTICLE 2

CERTAIN DEFINITIONS

Section 2.01.    Certain Definitions. The following definitions shall apply to the Notes. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Base Indenture.

“2030 Notes” means the 2.375% Notes due 2030.

“2050 Notes” means the 3.550% Notes due 2050.

“Below Investment Grade Rating Event” means, with respect to a series of Notes, the rating on the Notes of such series is lowered by each of the Rating Agencies and the Notes of such series of Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any date during the period commencing upon the first public announcement by the Company of any Change of Control (or pending Change of Control), and ending 60 days following consummation of such Change of Control (which trigger period will be extended following consummation of a Change of Control for so long as either of the Rating Agencies has publicly announced that it is considering the possible downgrade of the Notes of such series, and a downgrade by each of the Rating Agencies that has made such an announcement would result in a Below Investment Grade Rating Event).

“Book-Entry Security” means a Note in the form prescribed in Section 4.01(c) evidencing all or part of a series of Notes, issued to the Depository for such series or its nominee, and registered in the name of such Depository or nominee.

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Company or one of its Subsidiaries; (2) the adoption of a plan relating to the Company’s liquidation or dissolution; (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the “beneficial owner” (as defined in Rules 13d-3 and I3d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s outstanding Voting Stock, measured by voting power rather than number of shares; provided that this clause (3) will not apply to acquisitions of capital stock by the Smucker Family so long as the acquisition by the Smucker Family of such capital stock will not result, directly or indirectly, in a “going private transaction” within the meaning of the Exchange Act; (4) the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; or (5) the first day on which a majority of the members of the Company’s Board of Directors cease to be Continuing Directors. Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control under clause (3) or (4) above if (i) the Company becomes a direct or indirect wholly owned subsidiary of a holding company or other Person and (ii) (A) the direct or indirect holders of the Voting Stock of such holding company or other Person immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company or other Person.

“Change of Control Offer” has the meaning ascribed to such term in Section 3.01 of this Third Supplemental Indenture.

“Change of Control Payment” has the meaning ascribed to such term in Section 3.01 of this Third Supplemental Indenture.

“Change of Control Payment Date” has the meaning ascribed to such term in Section 3.01 of this Third Supplemental Indenture.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Clearstream” means Clearstream Banking, societe anonyme, Luxembourg.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Notes (assuming, for this purpose, that such Notes mature on the applicable Par Call Date).

“Comparable Treasury Price” means, with respect to any Redemption Date for the Notes, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Continuing Director” means, as of any date of determination, any member of the Company’s Board of Directors who (1) was a member of such Board of Directors on the date the Notes were issued or (2) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Definitive Note” means a certificated Initial Note that does not include the Global Notes Legend.

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Global Notes” has the meaning set forth in Section 4.01(b).

“Global Notes Legend” means the legend set forth in Section 4.01(c) to this Third Supplemental Indenture.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Initial Notes” means the Notes issued pursuant to the Indenture on the date hereof.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by the Company.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Notes” has the meaning ascribed to such term in the preamble of this Third Supplemental Indenture.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depository) or any successor person thereto, who will initially be the Trustee.

“Original Issue Date” means March 9, 2020.

“Par Call Date” means December 15, 2029 in the case of the 2030 Notes, or September 15, 2049 in the case of the 2050 Notes, as applicable.

“Participant” means members of, or participants in, the Depository.

“Primary Treasury Dealer” has the meaning set forth in the definition of “Reference Treasury Dealer”.

“Rating Agencies” means each of Moody’s and S&P; provided, that if any of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the control of the Company, the Company may appoint a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act as a replacement agency for Moody’s or S&P, or either of them, as the case may be.

“Reference Treasury Dealer” means (1) each of BofA Securities, Inc. and J.P. Morgan Securities LLC and their respective successors; provided, however, that if any of the foregoing ceases to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer and (2) any other Primary Treasury Dealers selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m. New York time on the third Business Day preceding such Redemption Date.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Securities Act” means the Securities Act of 1933, as amended.

“Smucker Family” means any of (i) Timothy P. Smucker, Richard K. Smucker and Susan Smucker Wagstaff, (ii) any member of the immediate family, heirs, legatees, descendants and blood relatives to the fifth degree of consanguinity of any individual mentioned in clause (i) and (iii) any trust (or other entity created for estate planning purposes) established for the benefit of any one or more of the individuals mentioned in clause (i), the members of their immediate families and the lineal descendants of any of them (and the trustees of any such trust).

“Treasury Rate” means, with respect to any Redemption Date for the Notes, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated yield to maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Underwriters” means BofA Securities, Inc. and J.P. Morgan Securities LLC and the other Underwriters listed on Schedule I to the Underwriting Agreement.

“Underwriting Agreement” means the Underwriting Agreement dated March 4, 2020, between the Company and the Underwriters.

“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

Section 2.02.    Rules of Construction. To the extent any provision of any Note conflicts with the express provisions of this Third Supplemental Indenture, the provisions of this Third Supplemental Indenture shall govern and be controlling.

ARTICLE 3

COVENANTS

The following covenants shall apply in addition to the covenants set forth in the Indenture, solely as it relates to the Notes and solely for the benefit of the Holders of the Notes:

Section 3.01.    Change of Control Triggering Event.

(a)    Upon the occurrence of a Change of Control Triggering Event with respect to a series of Notes, unless the Company has exercised its right to redeem the Notes of such series pursuant to Section 5.01 of this Third Supplemental Indenture by giving irrevocable notice to the Trustee in accordance with the Indenture, each Holder of Notes of such series shall have the right to require the Company to purchase all or a portion of such Holder’s Notes of such series pursuant to the offer described in this Section 3.01 (the “Change of Control Offer”), at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to but not including the date of purchase (the “Change of Control Payment”), subject to the rights of Holders of Notes of such series on the relevant record date to receive interest due on the relevant interest payment date.

(b)    Unless the Company has exercised its right to redeem the Notes of a series, within 30 days following the date upon which the Change of Control Triggering Event occurs with respect to the Notes of such series, or at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company shall be required to send, by first class mail, a notice to each Holder of Notes of such series, with a copy to the Trustee, which notice shall describe the terms of the Change of Control Offer. Such notice shall state, among other things, the transaction or transactions that constitute or may constitute the Change of Control and an offer to repurchase the Notes of such series and the purchase date, which must be no earlier than 30 days and no later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed prior to the date of consummation of the Change of Control, shall state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

(c)    On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i)    accept or cause a third party to accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(ii)    deposit or cause a third party to deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(iii)    deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased and that all conditions precedent to the Change of Control Offer and to the repurchase by the Company of Notes pursuant to the Change of Control Offer have been complied with.

(d)    The Company shall not be required to make a Change of Control Offer with respect to the Notes if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all the Notes properly tendered and not withdrawn under its offer.

(e)    The Company shall comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the provisions of this Section 3.01, the Company shall comply with those securities laws and regulations and shall not be deemed to have breached its obligations under this Section 3.01 by virtue of any such conflicts.

Section 3.02.    Applicability of Covenants Contained in the Base Indenture. Each of the agreements and covenants of the Company contained in Article 10 of the Base Indenture shall apply to the Notes.

ARTICLE 4

THE NOTES

Section 4.01.    Form and Dating.

(a)    General. The 2030 Notes and the Trustee’s certificate of authentication relating thereto shall be substantially in the form of Exhibit A-1 hereto. The 2050 Notes and the Trustee’s certificate of authentication relating thereto shall be substantially in the form of Exhibit A-2 hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Initial Notes issued on the date hereof will be offered and sold pursuant to the Underwriting Agreement. The Company hereby designates the Depository as the initial Depository for the Global Notes.

(b)    Global Notes. The Notes shall be issued initially in the form of one or more Notes in registered, global form (collectively, the “Global Notes”) without interest coupons and bearing the Global Notes Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Notes Custodian, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

(c)    Book-Entry Provisions. This Section 4.01(c) shall apply only to a Global Note deposited with or on behalf of the Depository. The Company shall execute and the Trustee shall, in accordance with this Section 4.01(c) and pursuant to an order of the Company, authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depository for such Global Note or Global Notes or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as Notes Custodian.

Participants shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as Notes Custodian or under such Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Participants, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

Any Book-Entry Security issued hereunder shall, bear a legend in substantially the following form (the “Global Notes Legend”):

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC” OR THE “DEPOSITORY”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(d)    Definitive Notes. Except as provided in Section 4.03, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of certificated Notes.

Section 4.02.    Transfer and Exchange.

(a)    Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Security Registrar with a request:

(i)    to register the transfer of such Definitive Notes; or

(ii)    to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Security Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(A)    shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(B)    are accompanied by the following additional information and documents, as applicable:

(1)    if such Definitive Notes are being delivered to the Security Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Initial Note); or

(2)    if such Definitive Notes are being transferred to the Company, a certification to that effect (in the form set forth on the reverse side of the Initial Note).

(b)    Restrictions on Exchange of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar, together with:

(i)    a certification in the form set forth on the reverse side of the Initial Note; and

(ii)    written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Notes Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If no Global Notes are then outstanding and the Global Note has not been previously exchanged for certificated securities pursuant to Section 4.03, the Company shall issue and the Trustee shall authenticate, upon receipt of a Company Order, a new Global Note in the appropriate principal amount.

(c)    Transfer and Exchange of Global Notes.

(i)    The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Third Supplemental Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository and its direct and indirect participants (including, if applicable, those of Euroclear and Clearstream) therefor, which may change from time to time. A transferor of a beneficial interest in a Global Note shall deliver a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in such Global Note or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

(ii)    If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Security Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred. Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such Global Note and will become an interest in such other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for so long as it remains such an interest.

(iii)    Notwithstanding any other provisions of this Third Supplemental Indenture (other than the provisions set forth in Section 4.03), a Global Note may not be transferred in part, and may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(d)    Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, redeemed, repurchased or canceled, such Global Note shall be returned by the Depository to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

(e)    Obligations with Respect to Transfers and Exchanges of Notes.

(i)    To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, upon receipt of a Company Order, Definitive Notes and Global Notes at the Security Registrar’s request.

(ii)    No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.01 or 5.01 of this Third Supplemental Indenture).

(f)    Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Security Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Security Registrar shall be affected by notice to the contrary.

(g)    The Company shall not be required to make and the Security Registrar need not register transfers or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.

(h)    All Notes issued upon any transfer or exchange pursuant to the terms of this Third Supplemental Indenture shall evidence the same Debt and shall be entitled to the same benefits under the Indenture as the Notes surrendered upon such transfer or exchange.

(i)    No Obligation of the Trustee.

(i)    The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii)    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Third Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Third Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 4.03.    Definitive Notes.

(a)    A Global Note deposited with the Depository or with the Trustee as Notes Custodian pursuant to Section 4.01 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 4.02 and (i) the Depository (A) notifies the Company that the Depository is no longer willing or able to act as a depositary or clearing system for the Global Notes or (B) ceases to be a “clearing agency” registered under the Exchange Act, and, in either event, a successor depositary or clearing system is not appointed by the Company within 90 days of such notice or becoming aware that the Depository is no longer so registered, (ii) the Company, in its sole discretion, determines not to have the Notes represented by a Global Note and provide written notice to the Trustee, or (iii) upon the occurrence and continuation of an Event of Default.

(b)    Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 4.03 shall be surrendered by the Depository to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and upon Company Order the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 4.03 shall be executed, authenticated and delivered only in denominations of $2,000 of principal amount and any integral multiple of $1,000 in excess thereof and registered in such names as the Depository shall direct.

(c)    The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under the Indenture or the Notes.

(d)    In the event of the occurrence of any of the events specified in Section 4.03(a)(i), (ii) or (iii), the Company will promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

ARTICLE 5

REDEMPTION

Section 5.01.    Optional Redemption. Each series of Notes shall be redeemable, at the option of the Company, at any time and from time to time, in whole or in part, on not less than 15 nor more than 60 days’ prior notice mailed to the Holders of the Notes of such series, with a copy provided to the Trustee at the Redemption Prices set forth below.

(a)    Prior to the Par Call Date, each series of Notes shall be redeemable at a Redemption Price, to be calculated by the Company, equal to the greater of:

(i)    100% of the principal amount of such Notes to be redeemed; and

(ii)    the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including interest accrued to the date of redemption) to the Par Call Date for such series of Notes discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points with respect to the 2030 Notes and 30 basis points with respect to the 2050 Notes; plus, in each case, accrued and unpaid interest on the Notes to be redeemed to, but excluding, the Redemption Date.

(b)    At any time on or after the relevant Par Call Date, each series of Notes shall be redeemable at the Company’s option, in whole or in part, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest on the Notes to be redeemed to, but excluding, the Redemption Date.

Section 5.02.    Applicability of Sections of the Base Indenture. The provisions of Article 11 of the Base Indenture in respect of the Notes shall apply to any optional redemption of the Notes except when such provisions conflict with the foregoing.

ARTICLE 6

DEFEASANCE

Section 6.01.    Defeasance. If the Company shall effect a defeasance or discharge of the Notes pursuant to Article 4 of the Base Indenture, the Company shall cease to have any obligation to comply with the covenants set forth in Article 3 hereof (whether set forth specifically or by reference to provisions of the Base Indenture) and the provisions of Article 8 of the Base Indenture.

ARTICLE 7

MODIFICATION AND WAIVER

Section 7.01.    Change of Control Triggering Event. In addition to the items listed in Section 9.02 of the Base Indenture, no modification or amendment to the Indenture or the Notes may, without the consent of the Holder of each outstanding Note affected thereby, if a Change of Control Triggering Event occurs, limit a Holder’s right, if any, to repayment of the Notes at the Holder’s option in connection therewith.

ARTICLE 8

MISCELLANEOUS

Section 8.01.    Ratification of Base Indenture. The Base Indenture, as supplemented by this Third Supplemental Indenture, is in all respects ratified and confirmed, and this Third Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 8.02.    Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.

Section 8.03.    New York Law to Govern. This Indenture and the Notes shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law.

Section 8.04.    Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute one and the same instrument.

Section 8.05.    Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first above written.

THE J. M. SMUCKER COMPANY

By:	/s/ Mark R. Belgya
Name:	Mark R. Belgya
Title:	Vice Chair and Chief Financial Officer

[Signature Page to Third Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ David A. Schlabach
Name:	David A. Schlabach
Title:	Vice President

[Signature Page to Third Supplemental Indenture]

EXHIBIT A-1 – Form of 2.375% Notes due 2030

THE J. M. SMUCKER COMPANY

2.375% Notes due 2030

No.	$

CUSIP No.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC” OR THE “DEPOSITORY”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE J. M. SMUCKER COMPANY

2.375% Notes due 2030

No.: [ ]	CUSIP No.: [ ]
$[ ]

THE J. M. SMUCKER COMPANY, an Ohio corporation (the “Company”, which term includes any successor corporation), for value received promises to pay to CEDE & CO., or registered assigns, the principal sum of $[    ] on March 15, 2030, unless earlier redeemed as herein provided.

Interest Payment Dates: March 15 and September 15 (each, an “Interest Payment Date”), commencing on September 15, 2020. Interest Record Dates: March 1 and September 1 (each, an “Interest Record Date”).

Payment of the principal of and interest on this Note shall be made at the office or agency of the Trustee maintained for that purpose in St. Paul, Minnesota, in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, for so long as the Notes are represented in global form by one or more Global Notes, all payments of principal of and interest shall be made by wire transfer of immediately available funds to the Depository or its nominee, as the case may be, as the registered owner of the Global Security representing such Notes.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

A1-1

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

THE J. M. SMUCKER COMPANY

By:
Name:	Sonal Robinson
Title:	Vice President and Treasurer

This is one of the Notes of the series designated herein and referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:	David A. Schlabach
Title:	Vice President

Dated: March 9, 2020

A1-2

[REVERSE OF NOTE]

This Note is one of the duly authorized securities of the Company (herein called the “Notes”) issued and to be issued in one or more series under an Indenture dated as of March 20, 2015 (the “Base Indenture”), as amended by a Third Supplemental Indenture dated as of March 9, 2020 (the “Third Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and U.S. Bank National Association, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to the series of Notes represented hereby), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is a Global Note representing the Company’s 2.375% Notes due 2030 in the aggregate principal amount of $500,000,000.

The amount of interest payable on any interest payment date shall be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on such interest payment date.

The Notes are issuable only in fully registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 above that amount. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

The Notes shall be redeemable, at the option of the Company, at any time and from time to time, in whole or in part, on not less than 15 nor more than 60 days’ prior notice mailed to the Holders of the Notes, with a copy provided to the Trustee. Prior to the relevant Par Call Date, the Notes shall be redeemable at a Redemption Price, to be calculated by the Company, equal to the greater of (i) 100% of the principal amount of such Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including interest accrued to the date of redemption) to such Par Call Date, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus, in each case, accrued and unpaid interest on the Notes to be redeemed to, but excluding, the Redemption Date. At any time on or after the relevant Par Call Date, the Notes shall be redeemable at a Redemption Price, to be calculated by the Company, equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest on the Notes to be redeemed to, but excluding, the Redemption Date.

On and after any Redemption Date, interest will cease to accrue on the Notes called for redemption. On or before the Redemption Date, the Company shall deposit with the Trustee or with one or more paying agents an amount of money sufficient to redeem on the Redemption Date all of the Notes so called for redemption at the appropriate Redemption Price, together with accrued interest to the date fixed for redemption. If the Company is redeeming less than all of the Notes, the Trustee shall select, in such manner as it shall deem appropriate and fair, the Notes to be redeemed in whole or in part.

Upon the occurrence of a Change of Control Triggering Event with respect to the Notes, unless the Company has exercised its right to redeem the Notes as described above by giving irrevocable notice to the Trustee in accordance with the Indenture, each Holder of Notes shall have the right to require the Company to purchase all or a portion of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to but not including the date of purchase (the “Change of Control Payment”), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

Unless the Company has exercised its right to redeem the Notes, within 30 days following the date upon which the Change of Control Triggering Event occurs with respect to the Notes or at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company shall be required to send, by first class mail, a notice to each Holder of Notes, with a copy to the Trustee, which notice shall describe the terms of the Change of Control Offer. Such notice shall state, among other things, the transaction or transactions that constitute or may constitute the Change of Control and offering to repurchase the Notes if this series and the purchase date, which must be no earlier than 30 days and no later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed prior to the date of consummation of the Change of Control, shall state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

On the Change of Control Payment Date, the Company shall, to the extent lawful: (i) accept or cause a third party to accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer; (ii) deposit or cause a third party to deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and (iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased and that all conditions precedent to the Change of Control Offer and to the repurchase by the Company of Notes pursuant to the Change of Control Offer have been complied with.

A1-3

The Company shall not be required to make a Change of Control Offer with respect to the Notes if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer.

The Company shall comply in all material respects with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the purchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Company shall comply with those securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Offer provisions of the Notes by virtue of such conflicts.

The indebtedness evidenced by this Note is, to the extent provided in the Indenture, the unsecured, unsubordinated obligation of the Company and will rank equally in right of payment to all of the Company’s existing and future unsecured, unsubordinated indebtedness. This Note will not be guaranteed by any of the Company’s Subsidiaries.

The Notes are initially limited to $500,000,000 aggregate principal amount. The Company may from time to time, without notice to or the consent of the Holders of the Notes, create and issue additional Notes ranking equally and ratably with the Notes in all respects (other than the issue price, the date of the issuance, the payment of interest accruing prior to the issue date of such additional Notes and the first payment of interest following the issue date of such additional Notes), provided that if the additional Notes are not fungible with the existing Notes for United States federal income tax purposes, the additional Notes will have a separate CUSIP number. Any such additional Notes shall be consolidated and form a single series with the Notes initially issued, including for purposes of voting and redemptions.

The Notes are not entitled to the benefit of any sinking fund.

The Indenture imposes certain limitations on the ability of the Company to, among other things, merge or consolidate with any other Person, and requires that the Company comply with certain further covenants, such as Limitations on Liens and Limitations on Sale and Leaseback as further described in the Indenture, all of which are applicable to this Note. All such covenants and limitations are subject to a number of important qualifications and exceptions.

The Indenture contains provisions for the defeasance at any time of (a) the entire indebtedness on this Note and (b) certain restrictive covenants and the related defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

If an Event of Default with respect to Notes shall occur and be continuing, the principal of the Notes may (subject to the conditions set forth in the Indenture) be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions permitting, with certain exceptions therein provided, the Company and the Trustee, without the consent of any of the Holders of the outstanding Notes, to modify and amend the Indenture for the purpose of, among other things, curing any ambiguity, defect or inconsistency.

The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the outstanding Notes, on behalf of the Holders of all Notes, to waive any past default or Event of Default with respect to the Notes and its consequences, except a default in the payment of the principal of or interest on any of the Notes or in respect of a covenant or other provision which, under the terms of the Indenture, cannot be modified or amended without the consent of the Holder of each outstanding Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the currency, herein prescribed.

No director, officer, employee, incorporator or stockholder, as such, of the Company or any other obligor in respect of any Note or any Subsidiary of any thereof shall have any liability for any obligation of the Company or any other obligor in respect of any Note under the Indenture or the Notes, or for any claim based on, in respect of, or by reason of, any such obligation or its creation. Each Holder, by accepting this Note, hereby waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

A1-4

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All capitalized terms used in this Note which are not defined herein shall have the meanings assigned to them in the Indenture.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

*    *    *

A1-5

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF SECURITIES

This Certificate relates to $                 principal amount of [    ]% Notes due [                ] held in (check applicable space)      book-entry or      definitive form by (the “Transferor”).

The Transferor (check one box below):

☐

has requested the Trustee by written order to deliver in exchange for its beneficial interest in the global Note held by the Depository a Note or Notes in definitive, registered form of authorized denominations in an aggregate principal amount equal to its beneficial interest in such global Note (or the portion thereof indicated above); or

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

A1-1

SCHEDULE OF EXCHANGES

The following exchanges of a part of this Book-Entry Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Book-Entry Security	Amount of increase in Principal Amount of this Book-Entry Security	Principal Amount of this Book-Entry Security following such decrease (or increase)	Signature of authorized signatory of Trustee or Security Custodian

A1-1

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                 as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature*:

By:
Name:
Title:

Sign exactly as your name appears on the other side of this Security.

*Signature Guaranteed:

*

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in Security Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A1-2

EXHIBIT A-2 – Form of 3.550% Notes due 2050

THE J. M. SMUCKER COMPANY

3.550% Notes due 2050

No.	$

CUSIP No.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC” OR THE “DEPOSITORY”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE J. M. SMUCKER COMPANY

3.550% Notes due 2050

No.: [ ]	CUSIP No.: [ ]
$[ ]

THE J. M. SMUCKER COMPANY, an Ohio corporation (the “Company”, which term includes any successor corporation), for value received promises to pay to CEDE & CO., or registered assigns, the principal sum of $[    ] on March 15, 2050, unless earlier redeemed as herein provided.

Interest Payment Dates: March 15 and September 15 (each, an “Interest Payment Date”), commencing on September 15, 2020. Interest Record Dates: March 1 and September 1 (each, an “Interest Record Date”).

Payment of the principal of and interest on this Note shall be made at the office or agency of the Trustee maintained for that purpose in St. Paul, Minnesota, in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, for so long as the Notes are represented in global form by one or more Global Notes, all payments of principal of and interest shall be made by wire transfer of immediately available funds to the Depository or its nominee, as the case may be, as the registered owner of the Global Security representing such Notes.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

A2-1

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

THE J. M. SMUCKER COMPANY

By:
Name:	Sonal Robinson
Title:	Vice President and Treasurer

This is one of the Notes of the series designated herein and referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:	David A. Schlabach
Title:	Vice President

Dated: March 9, 2020

A2-2

[REVERSE OF NOTE]

This Note is one of the duly authorized securities of the Company (herein called the “Notes”) issued and to be issued in one or more series under an Indenture dated as of March 20, 2015 (the “Base Indenture”), as amended by a Third Supplemental Indenture dated as of March 9, 2020 (the “Third Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and U.S. Bank National Association, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to the series of Notes represented hereby), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is a Global Note representing the Company’s 3.550% Notes due 2050 in the aggregate principal amount of $300,000,000.

The amount of interest payable on any interest payment date shall be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on such interest payment date.

The Notes are issuable only in fully registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 above that amount. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

The Notes shall be redeemable, at the option of the Company, at any time and from time to time, in whole or in part, on not less than 15 nor more than 60 days’ prior notice mailed to the Holders of the Notes, with a copy provided to the Trustee. Prior to the relevant Par Call Date, the Notes shall be redeemable at a Redemption Price, to be calculated by the Company, equal to the greater of (i) 100% of the principal amount of such Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including interest accrued to the date of redemption) to such Par Call Date, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points, plus, in each case, accrued and unpaid interest on the Notes to be redeemed to, but excluding, the Redemption Date. At any time on or after the relevant Par Call Date, the Notes shall be redeemable at a Redemption Price, to be calculated by the Company, equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest on the Notes to be redeemed to, but excluding, the Redemption Date.

On and after any Redemption Date, interest will cease to accrue on the Notes called for redemption. On or before the Redemption Date, the Company shall deposit with the Trustee or with one or more paying agents an amount of money sufficient to redeem on the Redemption Date all of the Notes so called for redemption at the appropriate Redemption Price, together with accrued interest to the date fixed for redemption. If the Company is redeeming less than all of the Notes, the Trustee shall select, in such manner as it shall deem appropriate and fair, the Notes to be redeemed in whole or in part.

Upon the occurrence of a Change of Control Triggering Event with respect to the Notes, unless the Company has exercised its right to redeem the Notes as described above by giving irrevocable notice to the Trustee in accordance with the Indenture, each Holder of Notes shall have the right to require the Company to purchase all or a portion of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to but not including the date of purchase (the “Change of Control Payment”), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

Unless the Company has exercised its right to redeem the Notes, within 30 days following the date upon which the Change of Control Triggering Event occurs with respect to the Notes or at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company shall be required to send, by first class mail, a notice to each Holder of Notes, with a copy to the Trustee, which notice shall describe the terms of the Change of Control Offer. Such notice shall state, among other things, the transaction or transactions that constitute or may constitute the Change of Control and offering to repurchase the Notes if this series and the purchase date, which must be no earlier than 30 days and no later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed prior to the date of consummation of the Change of Control, shall state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

On the Change of Control Payment Date, the Company shall, to the extent lawful: (i) accept or cause a third party to accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer; (ii) deposit or cause a third party to deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and (iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased and that all conditions precedent to the Change of Control Offer and to the repurchase by the Company of Notes pursuant to the Change of Control Offer have been complied with.

A2-3

The Company shall not be required to make a Change of Control Offer with respect to the Notes if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer.

The Company shall comply in all material respects with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the purchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Company shall comply with those securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Offer provisions of the Notes by virtue of such conflicts.

The indebtedness evidenced by this Note is, to the extent provided in the Indenture, the unsecured, unsubordinated obligation of the Company and will rank equally in right of payment to all of the Company’s existing and future unsecured, unsubordinated indebtedness. This Note will not be guaranteed by any of the Company’s Subsidiaries.

The Notes are initially limited to $300,000,000 aggregate principal amount. The Company may from time to time, without notice to or the consent of the Holders of the Notes, create and issue additional Notes ranking equally and ratably with the Notes in all respects (other than the issue price, the date of the issuance, the payment of interest accruing prior to the issue date of such additional Notes and the first payment of interest following the issue date of such additional Notes), provided that if the additional Notes are not fungible with the existing Notes for United States federal income tax purposes, the additional Notes will have a separate CUSIP number. Any such additional Notes shall be consolidated and form a single series with the Notes initially issued, including for purposes of voting and redemptions.

The Notes are not entitled to the benefit of any sinking fund.

The Indenture imposes certain limitations on the ability of the Company to, among other things, merge or consolidate with any other Person, and requires that the Company comply with certain further covenants, such as Limitations on Liens and Limitations on Sale and Leaseback as further described in the Indenture, all of which are applicable to this Note. All such covenants and limitations are subject to a number of important qualifications and exceptions.

The Indenture contains provisions for the defeasance at any time of (a) the entire indebtedness on this Note and (b) certain restrictive covenants and the related defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

If an Event of Default with respect to Notes shall occur and be continuing, the principal of the Notes may (subject to the conditions set forth in the Indenture) be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions permitting, with certain exceptions therein provided, the Company and the Trustee, without the consent of any of the Holders of the outstanding Notes, to modify and amend the Indenture for the purpose of, among other things, curing any ambiguity, defect or inconsistency.

The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the outstanding Notes, on behalf of the Holders of all Notes, to waive any past default or Event of Default with respect to the Notes and its consequences, except a default in the payment of the principal of or interest on any of the Notes or in respect of a covenant or other provision which, under the terms of the Indenture, cannot be modified or amended without the consent of the Holder of each outstanding Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the currency, herein prescribed.

No director, officer, employee, incorporator or stockholder, as such, of the Company or any other obligor in respect of any Note or any Subsidiary of any thereof shall have any liability for any obligation of the Company or any other obligor in respect of any Note under the Indenture or the Notes, or for any claim based on, in respect of, or by reason of, any such obligation or its creation. Each Holder, by accepting this Note, hereby waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

A2-4

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All capitalized terms used in this Note which are not defined herein shall have the meanings assigned to them in the Indenture.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

*    *    *

A2-5

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF SECURITIES

This Certificate relates to $                 principal amount of [    ]% Notes due [                ] held in (check applicable space)      book-entry or      definitive form by (the “Transferor”).

The Transferor (check one box below):

☐

has requested the Trustee by written order to deliver in exchange for its beneficial interest in the global Note held by the Depository a Note or Notes in definitive, registered form of authorized denominations in an aggregate principal amount equal to its beneficial interest in such global Note (or the portion thereof indicated above); or

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

A2-1

SCHEDULE OF EXCHANGES

The following exchanges of a part of this Book-Entry Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Book-Entry Security	Amount of increase in Principal Amount of this Book-Entry Security	Principal Amount of this Book-Entry Security following such decrease (or increase)	Signature of authorized signatory of Trustee or Security Custodian

A2-1

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                 as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature*:

By:
Name:
Title:

Sign exactly as your name appears on the other side of this Security.

*Signature Guaranteed:

*

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in Security Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A2-2